EXHIBIT 21.1

                                  Subsidiaries
                                  ------------

THE COMPANY HAS FORMED MICHAEL ADAMS SECURITIES, INC., A DELAWARE CORPORATION, AS ITS WHOLLY OWNED SUBSIDIARY